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                                                                    EXHIBIT 10.1



                            AGREEMENT TO BE BOUND BY
                         REGISTRATION RIGHTS AGREEMENTS


         THIS AGREEMENT TO BE BOUND BY REGISTRATION RIGHTS AGREEMENTS (this "Agreement") is made as of the 3rd day of May, 1998, by Bowmar Instrument Corporation, an Indiana corporation ("Bowmar"), and Electronic Designs, Inc., a Delaware Corporation ("EDI").

                                    RECITALS

         WHEREAS, EDI is party to the following agreements which obligate EDI to provide certain registration rights to the parties listed therein: (i) that certain Third Amended and Restated Registration Rights Agreement, dated as of April 30, 1995, by and between EDI (as successor to Crystallume) and the parties named therein, as amended or supplemented from time to time (including without limitation by (a) that certain Revised and Restated Registration Rights Agreement, dated as of September 25, 1995, (b) that certain Agreement Respecting NYL Registration Rights, dated as of October 10, 1995, (c) that certain Agreement Respecting TFI Registration Rights, dated as of October 10, 1995 and (d) that certain Agreement Respecting Registration Rights (respecting Silicon Valley Bank), dated as of October 10, 1995, and (e) that certain Purchase Agreement for Shares of Crystallume Common Stock, dated as of September 27, 1995, as amended, (collectively, the "Third Amended Agreement")) and (ii) that certain Registration Rights Agreement by and between EDI and Cameron Associates, dated as of December 1, 1996, as amended from time to time (the "Cameron Agreement" and, together with the Third Amended Agreement, the "Registration Rights Agreements");

         WHEREAS, Bowmar and EDI are parties to that certain Agreement and Plan of Merger, dated as of May 3, 1998, by and among Bowmar, EDI and Acquisition Subsidiary (the "Merger Agreement"), pursuant to which Acquisition Subsidiary will merge with and into EDI (the "Merger"). Unless otherwise defined herein, capitalized terms shall have the respective meanings set forth in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Agreement to Be Bound by Registration Rights Agreements. Effective immediately upon the Effective Time of the Merger, Bowmar agrees to be bound by all of the obligations, terms and conditions of the Registration Rights Agreements and any and all references to EDI contained therein shall be deemed to be references to Bowmar, as the context so requires with regard to the obligations of EDI thereunder.
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         2.      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have hereunto each caused this Agreement to be executed as of the day and year first above written.


                                        BOWMAR INSTRUMENT CORPORATION



                                        By: /s/ Hamid Shokrgozar
                                            -----------------------------------
                                            Name:  Hamid Shokrgozar
                                            Title: President & CEO



                                        ELECTRONIC DESIGNS, INC.



                                        By: /s/ Donald F. McGuinness
                                            -----------------------------------
                                            Name:  Donald F. McGuinness
                                            Title: Chief Executive Officer